Exhibit 99.1

Avid Announces Revised Financial Guidance for First Quarter 2016; Reaffirms Full Year Guidance

Raises Expectations for Non-GAAP Revenue and Adjusted EBITDA
Adjusted Free Cash Flow Expected Comfortably within Original Guidance Range
Lowers Bookings Expectations
Efficiency Program on Track

Burlington, MA, April 28, 2016 - Avid® (Nasdaq: AVID) (“Avid” or “the Company”) today updated its previously announced financial guidance for Q1 2016 and reaffirmed its full year 2016 guidance. In the first quarter, the Company executed across several growth initiatives and the previously announced efficiency program is on track for completion as anticipated in 2016. Avid is increasing first quarter guidance for Non-GAAP revenue and adjusted EBITDA due to higher than expected revenue resulting from the latest release of Pro Tools in late Q1 2016, which included the highly anticipated Avid Cloud Collaboration feature. Avid is also tightening the first quarter range for adjusted free cash flow to $9 to $11 million and is lowering the range for bookings primarily due to delayed buying decisions for Avid’s shared storage solutions as a result of the impending next-generation storage solution product release in the second quarter, as well as the ongoing transition of the broader enterprise media market.

“Our updated guidance for Q1 reflects the transformative force of our platform-based approach” said Avid Chairman, President, and CEO Louis Hernandez, Jr. “As we continue to release new innovations across the MediaCentral Platform, such as Avid Cloud Collaboration for Pro Tools and next generation Avid NEXIS shared storage, we unlock more opportunities for long-term growth, we expand our wallet share potential while delivering tangible savings to our clients. We believe we are well positioned to capitalize on the growth opportunities created by the changes sweeping the media sector, which at times can be unpredictable. Our open platform approach allows Avid to deliver greater innovation more efficiently driving both gross and operating margin expansion. This will be enhanced by our efficiency program which is on track.”

Avid’s updated 2016 first quarter financial guidance and its originally issued guidance is presented in the table below. Based on management’s assessment of the Company’s performance and outlook, the full year 2016 guidance remains unchanged. Guidance for Q2 2016 will be provided during the Company’s first quarter business update call on May 4, 2016.

2016 Q1 Guidance

(in $ millions)	Original	Updated
Bookings (Constant Currency)	$108-$118	$97.5-$98.5
Bookings	$100-$112	$92.0-$93.0
Non-GAAP Revenue	$120-$125	$140.0-$143.0
Adjusted EBITDA	$11-$14	$34.0-$37.0
Adjusted Free Cash Flow	($15)-($9)	($11.0)-($9.0)
Adjusted Operating Expenses	$64-$66	$67.0-$68.0

Avid anticipates its 2016 first quarter non-GAAP revenue and adjusted EBITDA will exceed its previously issued guidance as a result of accelerated revenue recognition of the latest Pro Tools release. In late Q1 2016, Avid released the latest version of Pro Tools, which included Avid Cloud Collaboration functionality and converted approximately $16 million of revenue backlog that was scheduled to be recognized throughout the remainder of 2016 into revenue in the first quarter, with a corresponding favorable impact on non-GAAP gross margin and adjusted EBITDA. Excluding the impact of the cloud collaboration feature release, Avid expects Q1 2016 non-GAAP revenue to be at or slightly above the original guidance range.

Avid has also updated expectations for adjusted free cash flow to a use of $9 to $11 million in the first quarter of 2016, which is tightened from the original range of a use of $9 to $15 million. Additionally, expectations for adjusted operating expenses have increased to $67 to $68 million from $64 to $66 million, primarily related to the adverse impact of foreign currency balance sheet translation. Execution of the $68 million efficiency gain program is on track and reflected in the Company’s expected total spending in the first quarter.

Expectations for first quarter 2016 bookings have been reduced primarily due to delayed purchasing decisions of shared storage solutions by customers anticipating the next-generation shared storage product that Avid recently launched in Q2 2016. Avid’s new NEXIS solution, the media industry’s first and only software defined storage platform, was announced with great success at the National Association of Broadcasters conference, earning the Best of Show award. Avid has begun taking orders and anticipates shipping the first units during the second quarter of 2016. Also contributing to the change in bookings expectations were more volatile market conditions in the Tier 1 enterprise space.

Both of these breakthrough innovations, Avid Cloud Collaboration for Pro Tools and next-generation Avid NEXIS further demonstrate the continued momentum of Avid’s unique enterprise-wide platform-based approach and underscore Avid’s growth potential. Other recent announcements will be discussed on the business update call on May 4, 2016. These new announcements all represent fertile cross- and up-selling opportunities into the Company’s growing platform base. As of March 31, 2016, Avid’s MediaCentral Platform user base had grown to almost 36,000 licenses, up from just over 32,000 licenses at the end of 2015.

The updated guidance is based on preliminary results and therefore subject to Avid’s completion of its first quarter 2016 closing and review procedures. Accordingly, all other Company guidance remains unchanged with no additional adjustments currently contemplated. The re-affirmation of full year guidance is based upon our ability to navigate the changing buying landscape, which can be volatile, deliver new product and service releases and execute on available efficiency gain opportunities. Avid expects to release its first quarter financial results and hold its related quarterly conference call on May 4, 2016 at 5:00 pm EST.

•	The dial-in number is: 719-325-2463

•	The replay number is: 719-457-0820

•	The confirmation code and replay passcode is: 4563906

•	The conference call will also be available via live audio Webcast and subsequent replay on the company's website. To listen online, please visit http://ir.avid.com

Guidance and Financial and Operational Metrics

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties.  Our actual future results of operations and cash flows could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements”.

Avid includes non-GAAP financial measures in this press release, including non-GAAP revenue, adjusted EBITDA, adjusted free cash flow, non-GAAP operating income (loss), non-GAAP operating income (loss) per share, adjusted operating expenses and non-GAAP gross margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world--from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Avid NEXIS™, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

Cautionary Note Regarding Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for fiscal 2016, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, overall market growth rates in the range of 3.0-3.3%, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, ISIS, AirSpeed, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Media contact:
Sara Griggs
Avid
sara.griggs@avid.com
310-907-6909

Investor contact:
Jonathan Huang
Avid
Jonathan.huang@avid.com
978-640-5126